United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2007, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Visant Corporation, a Delaware corporation (“Visant”), and, solely for certain purposes, Visant Holding Corp., a Delaware corporation (“Visant Holding”).

Pursuant to the Stock Purchase Agreement, R.R. Donnelley will purchase from Visant all of the issued and outstanding shares of common stock of Von Hoffmann Holdings Inc., a Delaware corporation and wholly owned subsidiary of Visant (“Von Hoffman”), subject to the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement (the “Transaction”). The aggregate purchase price to be paid by R.R. Donnelley to Visant in connection with the Transaction is $412.5 million.

Visant and R.R. Donnelley have made customary representations, warranties and covenants in the Stock Purchase Agreement. Under the Stock Purchase Agreement, Visant has agreed, among other things, to conduct Von Hoffmann’s business in the ordinary course consistent with past practice during the period between the signing of the Stock Purchase Agreement and completion of the Transaction. In addition, Visant Holding has agreed to certain non-compete and non-solicitation covenants.

The completion of the Transaction is subject to customary conditions, including receipt of regulatory approval and the absence of any material adverse effect on the business and operations of Von Hoffmann.

The Stock Purchase Agreement may be terminated by each of R.R. Donnelley and Visant under certain circumstances, including if the Transaction is not completed by May 31, 2007.

The foregoing description of the Transaction and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1	Stock Purchase Agreement by and among Visant Corporation, R.R. Donnelley & Sons Company and, solely for purposes of Section 5.8 thereof, Visant Holding Corp., dated as of January 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: January 8, 2007

	By:	/s/ SUZANNE S. BETTMAN Suzanne S. Bettman Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement by and among Visant Corporation, R.R. Donnelley & Sons Company and, solely for purposes of Section 5.8 thereof, Visant Holding Corp., dated as of January 2, 2007